Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2013 Results

Third Quarter 2013 Overview

•	Revenue of $42.0 million, an increase of 12% compared to the third quarter of 2012
•	Submitted applications for IFP products increased 3% from the third quarter of 2012
•	Total estimated members increased 24% from the third quarter of 2012
•	Operating income of $0.4 million compared to operating income of $1.1 million for the third quarter of 2012, or a 63% decrease
•	GAAP net income of $0.2 million, or $0.01 per diluted share for both the third quarter of 2013 and the third quarter of 2012
•	Non-GAAP net income of $1.6 million, or $0.08 per diluted share, compared to non-GAAP net income of $1.8 million, or $0.09 per diluted share for the third quarter of 2012

MOUNTAIN VIEW, Calif.—October 24, 2013—eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the third quarter ended September  30, 2013.

Gary Lauer, chief executive officer of eHealth, stated, “We are pleased with our third quarter results that point to continued strong growth in our revenues and membership base. During the quarter, we made preparations for the first ever Open Enrollment Period under the Affordable Care Act as well as this year’s Medicare Annual Enrollment Period. We believe that eHealth is well positioned to generate strong consumer demand in these fast growing markets.”

Third Quarter 2013 Results

Revenue—Revenue for the third quarter of 2013 totaled $42.0 million, a 12% increase compared to $37.6 million for the third quarter of 2012. Commission revenue for the third quarter of 2013 totaled $36.0 million, a 15% increase compared to $31.3 million for the third quarter of 2012. Medicare revenue was $6.7 million for the third quarter of 2013, a 7% increase compared to $6.3 million for the third quarter of 2012. Medicare commission revenue grew 33% compared to the third quarter of 2012.

Submitted Applications—Submitted applications for individual and family products increased 3% in the third quarter of 2013 to 123,300 applications, compared to 120,100 applications in the third quarter of 2012. Approved members for individual and family products increased 13% in the third quarter of 2013 compared to the third quarter of 2012.

Membership—Total estimated membership at September 30, 2013 was 1,147,100 members, a 24% increase over estimated membership of 926,600 at September 30, 2012. Estimated individual and family plan membership was 765,500, representing a  10% increase over estimated membership of 698,600 at September 30, 2012. Estimated Medicare membership was 85,300, a 76% increase over estimated membership of 48,400 at September 30, 2012. Total approved members, including individual and family plan, Medicare plan and other product members, increased 21% to 210,700 members in the third quarter of 2013, compared to 174,500 in the third quarter of 2012.

Income from Operations—Operating income was $0.4 million for the third quarter of 2013, compared to $1.1 million for the third quarter of 2012. Operating margins were 1% and 3% in the third quarters of 2013 and 2012, respectively. Non-GAAP operating income for the third quarter of 2013 was $2.7 million, compared to $2.8 million for the third quarter of 2012. Non-GAAP operating margins were 6% and 7% in the third quarters of 2013 and 2012, respectively. Non-GAAP operating income and margins in the third quarter of 2013 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the third quarter of 2012 exclude $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA was $3.6 million for the third quarter of 2013, compared to $3.4 million for the third quarter of 2012. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

Pre-tax Income—Pre-tax income was $0.4 million for the third quarter of 2013, compared to $1.1 million for the third quarter of 2012.

Net Income—Net income for the third quarter of 2013 and the third quarter of 2012 was $0.2 million, or $0.01 per diluted share. Non-GAAP net income for the third quarter of 2013 was $1.6 million, or $0.08 per diluted share, compared to non-GAAP net income of $1.8 million, or $0.09 per diluted share for the third quarter of 2012. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2013 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.9 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2012 exclude $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.1 million for related income tax benefit.

Cash Flows and Cash Balance—Cash flow from operations for the third quarter of 2013 was $8.7 million, compared to $6.9 million in the third quarter of 2012.

Year-to-Date Results

Revenue—Revenue totaled $125.0 million for the nine months ended September 30, 2013, a 13% increase compared to revenue of $110.2 million for the nine months ended September 30, 2012. Medicare revenue was approximately $22.7 million in the nine months ended September 30, 2013, a 28% increase compared to Medicare revenue of $17.7 million for the nine months ended September 30, 2012.

Income from Operations—Operating income for the nine months ended September 30, 2013 was $6.4 million, compared to income from operations of $9.1 million for the nine months ended September 30, 2012. Operating margins were 5% for the nine-month period ended September 30, 2013, compared to 8% for the nine-month period ended September 30, 2012.

EBITDA—EBITDA for the nine months ended September 30, 2013 was $15.1 million, compared to EBITDA of $16.4 million for the nine months ended September 30, 2012.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2013 was $6.3 million, compared to pre-tax income of $9.2 million for the nine months ended September 30, 2012.

Net Income—Net income for the nine months ended September 30, 2013 was $3.7 million, or $0.18 per diluted share, compared to net income for the nine months ended September 30, 2012 of $4.6 million, or $0.23 per diluted share.

Cash Flows—Cash flow from operations for the nine months ended September 30, 2013 was $14.8 million, a 25% decrease, compared to $19.7 million for the nine months ended September 30, 2012.

Cash Balance—Cash and cash equivalents as of September 30, 2013 totaled $97.8 million, compared to $140.8 million as of December 31, 2012. The decrease in cash and cash equivalents reflects $59.0 million of cash used to repurchase 2.9 million shares of our common stock in the nine months ended September 30, 2013 as part of stock repurchase programs.

2013 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2013 based on information available as of October 24, 2013. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $168 million to $174 million

•	Stock-based compensation expense is expected to be in the range of $6.0 million to $7.5 million

•	EBITDA* is expected to be in the range of $23 million to $29 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.61 to $0.71 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding from GAAP net income stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, October 24, 2013 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-953-6859 for domestic callers and 617-399-3483 for international callers. The participant passcode is 93769221. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 75194049. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, the nation’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 200 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. Through the company’s eHealthTechnology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealthTechnology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events, our positioning to generate strong consumer demand in future periods, our future performance, guidance for total revenue, stock-based compensation expense, EBITDA, non-GAAP net income per diluted share for the year ending December 31, 2013, the estimated tax benefits relating to stock-based compensation and intangible asset amortization expenses, the utility to our investors of the non-GAAP financial measures presented in this release and the impact of a tax benefit on our future operating cash flows. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s ability serve as a source of both subsidized and non-subsidized individuals; eHealth’s ability to enter into relationships with new health insurance carriers, eHealth’s ability to expand the inventory of plans and products available on its website and through its call centers, particularly with respect to the sale of Medicare-related products; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other relationships that serve as a source of Medicare-related leads; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2012	September 30, 2013
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$140,849	$97,751
Accounts receivable	4,468	6,599
Deferred income taxes	4,098	7,115
Prepaid expenses and other current assets	6,643	6,720
Total current assets	156,058	118,185
Property and equipment, net	6,185	10,677
Deferred income taxes	2,928	4,198
Other assets	8,123	6,082
Intangible assets, net	8,911	7,850
Goodwill	14,096	14,096
Total assets	$196,301	$161,088

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,123	$4,230
Accrued compensation and benefits	8,244	10,764
Accrued marketing expenses	3,941	3,746
Deferred revenue	926	4,353
Other current liabilities	1,575	2,969
Total current liabilities	20,809	26,062
Non-current liabilities	4,625	6,222

Stockholders’ equity:
Common stock	27	28
Additional paid-in capital	232,903	246,190
Treasury stock, at cost	(90,991)	(149,998)
Retained earnings	28,743	32,424
Accumulated other comprehensive income	185	160
Total stockholders’ equity	170,867	128,804
Total liabilities and stockholders’ equity	$196,301	$161,088

(1)	The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Revenue
Commission	$31,291	$36,000	$93,358	$109,193
Other	6,295	6,008	16,810	15,822
Total revenue	37,586	42,008	110,168	125,015
Operating costs and expenses:
Cost of revenue	1,099	806	3,538	4,441
Marketing and advertising (1)	13,988	14,852	39,142	43,448
Customer care and enrollment (1)	8,823	8,936	21,152	23,914
Technology and content (1)	5,503	9,117	16,018	23,585
General and administrative (1)	6,744	7,540	19,938	22,191
Amortization of intangible assets	354	354	1,261	1,061
Total operating costs and expenses	36,511	41,605	101,049	118,640
Income from operations	1,075	403	9,119	6,375
Other income (expense), net	4	(22)	41	(68)
Income before provision for income taxes	1,079	381	9,160	6,307
Provision for income taxes	874	207	4,525	2,626
Net income	$205	$174	$4,635	$3,681

Net income per share:
Basic	$0.01	$0.01	$0.24	$0.19
Diluted	$0.01	$0.01	$0.23	$0.18

Weighted-average number of shares used in per share amounts:
Basic	19,970	18,436	19,711	19,310
Diluted	20,750	19,096	20,563	19,912

(1) Includes stock-based compensation as follows:
Marketing and advertising	$330	$517	$932	$1,446
Customer care and enrollment	90	92	243	261
Technology and conent	233	425	784	1,129
General and administrative	686	911	2,367	2,525
Total	$1,339	$1,945	$4,326	$5,361

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Operating activities
Net income	$205	$174	$4,635	$3,681
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	157	(502)	15	(3,951)
Depreciation and amortization	626	900	1,740	2,290
Amortization of book-of-business consideration	572	274	1,990	2,822
Amortization of intangible assets	354	354	1,261	1,061
Stock-based compensation expense	1,339	1,945	4,326	5,361
Deferred rent and other	68	90	51	917
Changes in operating assets and liabilities:
Accounts receivable	405	(1,265)	4,799	(2,131)
Prepaid expenses and other assets	486	324	(656)	(852)
Accounts payable	824	(354)	2,180	(1,895)
Accrued compensation and benefits	2,485	3,034	913	2,504
Accrued marketing expenses	707	379	(2,332)	(196)
Deferred revenue	302	2,907	390	3,794
Other current liabilities	(1,602)	418	341	1,370
Net cash provided by operating activities	6,928	8,678	19,653	14,775

Investing activities
Purchases of property and equipment	(982)	(2,914)	(3,128)	(6,735)
Consideration paid in connection with book-of-business transfers	-	-	(6,243)	-
Net cash used in investing activities	(982)	(2,914)	(9,371)	(6,735)

Financing activities
Net proceeds from exercise of common stock options	1,644	2,101	4,014	4,650
Cash used to net-share settle equity awards	(5)	(98)	(991)	(940)
Excess tax benefits from stock-based compensation	1,171	291	2,358	4,217
Repurchase of common stock	-	-	(8,441)	(59,007)
Principal payments in connection with capital leases	(13)	(15)	(31)	(41)
Net cash provided by (used in) financing activities	2,797	2,279	(3,091)	(51,121)

Effect of exchange rate changes on cash and cash equivalents	2	(5)	2	(17)

Net increase (decrease) in cash and cash equivalents	8,745	8,038	7,193	(43,098)
Cash and cash equivalents at beginning of period	122,055	89,713	123,607	140,849
Cash and cash equivalents at end of period	$130,800	$97,751	$130,800	$97,751

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended September 30, 2012	Three Months Ended September 30, 2013

Operating cash flows (1)	$6,928,000	$8,678,000

IFP submitted applications (2)	120,100	123,300

IFP approved members (3)	99,500	112,300
Total approved members (4)	174,500	210,700

Commission revenue (5)	$31,291,000	$36,000,000
Commission revenue per estimated member for the period (6)	$34.70	$32.39

	As of September 30, 2012	As of September 30, 2013

IFP estimated membership (7)	698,600	765,500
Medicare estimated membership (8)	48,400	85,300
Other estimated membership (9)	179,600	296,300
Total estimated membership (10)	926,600	1,147,100

Other Metrics:	Three Months Ended September 30, 2012	Three Months Ended September 30, 2013

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	48%	51%
Marketing partners (12)	32%	33%
Online advertising (13)	20%	16%
Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2012 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$36,000	86%	$-	$36,000	86%
Sponsorship, licensing and other	6,008	14	-	6,008	14
Total revenue	42,008	100	-	42,008	100
Operating costs and expenses:
Cost of revenue-sharing	806	2	-	806	2
Marketing and advertising (1)	14,852	35	(517)	14,335	34
Customer care and enrollment (1)	8,936	21	(92)	8,844	21
Technology and content (1)	9,117	22	(425)	8,692	21
General and administrative (1)	7,540	18	(911)	6,629	16
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	41,605	99	(2,299)	39,306	94
Income from operations	403	1	2,299	2,702	6
Other income (expense), net	(22)	(0)	-	(22)	(0)
Income before provision for income taxes	381	1	2,299	2,680	6
Provision for income taxes (3)	207	0	922	1,129	3
Net income (4)	$174	0%	$1,377	$1,551	4%

Net income per share: (4)
Basic – common stock	$0.01		$0.07	$0.08
Diluted – common stock	$0.01		$0.07	$0.08

Weighted-average number of shares used in per share amounts:
Basic – common stock	18,436		18,436	18,436
Diluted – common stock	19,096		19,096	19,096

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$31,291	83%	$-	$31,291	83%
Sponsorship, licensing and other	6,295	17	-	6,295	17
Total revenue	37,586	100	-	37,586	100
Operating costs and expenses:
Cost of revenue-sharing	1,099	3	-	1,099	3
Marketing and advertising (1)	13,988	37	(330)	13,658	36
Customer care and enrollment (1)	8,823	23	(90)	8,733	23
Technology and content (1)	5,503	15	(233)	5,270	14
General and administrative (1)	6,744	18	(686)	6,058	16
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	36,511	97	(1,693)	34,818	93
Income from operations	1,075	3	1,693	2,768	7
Other income, net	4	0	-	4	0
Income before provision for income taxes	1,079	3	1,693	2,772	7
Provision for income taxes (3)	874	2	109	983	3
Net income (4)	$205	1%	$1,584	$1,789	5%

Net income per share: (4)
Basic – common stock	$0.01		$0.08	$0.09
Diluted – common stock	$0.01		$0.08	$0.09

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,970		19,970	19,970
Diluted – common stock	20,750		20,750	20,750

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Nine Months Ended September 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$109,193	87%	$-	$109,193	87%
Sponsorship, licensing and other	15,822	13	-	15,822	13
Total revenue	125,015	100	-	125,015	100
Operating costs and expenses:
Cost of revenue-sharing	4,441	4	-	4,441	4
Marketing and advertising (1)	43,448	35	(1,446)	42,002	34
Customer care and enrollment (1)	23,914	19	(261)	23,653	19
Technology and content (1)	23,585	19	(1,129)	22,456	18
General and administrative (1)	22,191	18	(2,525)	19,666	16
Amortization of intangible assets (2)	1,061	1	(1,061)	-	-
Total operating costs and expenses	118,640	95	(6,422)	112,218	90
Income from operations	6,375	5	6,422	12,797	10
Other income (expense), net	(68)	(0)	-	(68)	(0)
Income before provision for income taxes	6,307	5	6,422	12,729	10
Provision for income taxes (3)	2,626	2	2,577	5,203	4
Net income (4)	$3,681	3%	$3,845	$7,526	6%

Net income per share: (4)
Basic – common stock	$0.19		$0.20	$0.39
Diluted – common stock	$0.18		$0.19	$0.38

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,310		19,310	19,310
Diluted – common stock	19,912		19,912	19,912

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Nine Months Ended September 30, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$93,358	85%	$-	$93,358	85%
Sponsorship, licensing and other	16,810	15	-	16,810	15
Total revenue	110,168	100	-	110,168	100
Operating costs and expenses:
Cost of revenue-sharing	3,538	3	-	3,538	3
Marketing and advertising (1)	39,142	36	(932)	38,210	35
Customer care and enrollment (1)	21,152	19	(243)	20,909	19
Technology and content (1)	16,018	15	(784)	15,234	14
General and administrative (1)	19,938	18	(2,367)	17,571	16
Amortization of intangible assets (2)	1,261	1	(1,261)	-	-
Total operating costs and expenses	101,049	92	(5,587)	95,462	87
Income from operations	9,119	8	5,587	14,706	13
Other income (expense), net	41	0	-	41	0
Income before provision for income taxes	9,160	8	5,587	14,747	13
Provision for income taxes (3)	4,525	4	1,499	6,024	5
Net income (4)	$4,635	4%	$4,088	$8,723	8%

Net income per share: (4)
Basic – common stock	$0.24		$0.20	$0.44
Diluted – common stock	$0.23		$0.19	$0.42

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,711		19,711	19,711
Diluted – common stock	20,563		20,563	20,563

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER  30, 2012 AND 2013

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Net income	$205	$174	$4,635	$3,681
Stock-based compensation expense (1)	1,339	1,945	4,326	5,361
Depreciation and amortization (2)	626	900	1,740	2,290
Amortization of intangible assets (2)	354	354	1,261	1,061
Other (income) expense, net (3)	(4)	22	(41)	68
Provision for income taxes (4)	874	207	4,525	2,626
EBITDA	$3,394	$3,602	$16,446	$15,087

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.